UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date earliest event reported):  April 20, 2016

SLM Student Loan Trust 2005-9
(Exact name of issuer as specified in its charter)

DELAWARE	333-103545/ 333-103545-07	04-3480392
(State or other jurisdiction of formation)	(Commission File Numbers)	(I.R.S. employer Identification No.)
c/o Deutsche Bank Trust Company Americas
60 Wall Street, 60th Floor
Mail Stop NYC60-2606
New York, New York 10005
(Address of registrant’s principal executive offices)
Registrant’s telephone number including area code:   (703) 984-5858

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below);
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 25, 2016, the terms of the class A-7A notes (the “Notes”) issued by SLM Student Loan Trust 2005-9 are scheduled to be reset from their current terms, in accordance with the terms of the related indenture and remarketing agreement.

Pursuant to the remarketing process, the new spread on the Notes was required to be determined by no later than 3:00 P.M., New York City time, on April 20, 2016.  However, sufficient committed purchasers were not obtained for all of the tendered Notes at the spread proposed by the remarketing agents.  As a result, a failed remarketing has been declared.  Consequently, all existing class A-7A noteholders will be required to retain their Notes on the reset date.  The related interest rate for the Notes will be the failed remarketing rate which is equal to three-month EURIBOR plus 0.55% per annum and the related reset period will be three months.  As such, the next applicable reset date will be July 25, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the issuing entity has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM STUDENT LOAN TRUST 2005-9
By: NAVIENT SOLUTIONS, INC., in its capacity as Administrator of the Trust

Dated: April 20, 2016	By: /s/ Mark .D. Rein
Name: Mark D. Rein
Title: Vice President